UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No. ____)

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under Section 240.14a-12

Inland Real Estate Income Trust, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(l) and 0-11.

Inland Inland Real Estate Income Trust, Inc. Inland Income Trust Annual Meeting of Stockholders – Annual Report and Proxy Statement Now Available Online Inland Real Estate Income Trust, Inc. (Inland Income Trust or the Company) has filed its annual meeting proxy statement and mailed stockholders a Notice of Internet Availability of Proxy Materials. Stockholders can now view important proxy materials and vote online. The Notice of Internet Availability of Proxy Materials provides stockholders with information to access materials on how to vote by proxy, including their stockholder control number. Please encourage your clients that are stockholders of the Company to vote by proxy to avoid potential delays in holding the annual meeting and extra Company expenses. Helpful Links:  Annual Report  Proxy Statement  Sample Proxy Card Questions? Please contact your Inland Investments’ Broker Dealer Relations team for more information. Click here to locate your relationship manager. For Institutional Use Only. Not for distribution to the public. This is neither an offer to sell nor a solicitation of an offer to buy securities. The Inland name and logo are registered trademarks being used under license. This material has been distributed by Inland Securities Corporation, member FINRA/SIPC. Inland Securities Corporation, 2901 Butterfield Road, Oak Brook, IL 60523 View as a Web Page | Unsubscribe | Manage Preferences